Exhibit 4.1

FULLPAC, INC.

OFFERING OF COMMON STOCK

SUBSCRIPTION AGREEMENT

Reference is made to that certain offering circular contained in the offering statement on Form 1-A, filed and qualified with the Securities and Exchange Commission effective on September [ ], 2025 (the “Offering Statement”) of FullPAC, Inc., a Nevada corporation (the “Company”), with respect to the offering of Shares (as defined below) in the Company (the “Offering”).

A. By signing and submitting this subscription agreement (the “Subscription Agreement”), you represent and agree, and intend that the Company rely on your representations and agreements, as follows:

1.	Subscription. This is a subscription for ____________ shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for a total investment of $__________ (the “Subscription Amount”), payable in immediately available United States dollars. You understand that your subscription is strictly subject to the acceptance or rejection, in whole or in part, by the Company, in the Company’s sole discretion, and that your subscription shall not be binding on the Company unless and until this Subscription Agreement has been countersigned by the Company; and, that in determining whether a subscription is acceptable, the Company will rely on the responses, representations, and warranties and agreements made by you in this Subscription Agreement.

2.	Offering Statement. You acknowledge receipt of a copy of the Offering Statement, which describes the terms and conditions of the Offering, as well as such other information as you deem necessary or appropriate. You acknowledge that you have carefully read, reviewed and understand the Offering Statement, including the section titled “Risk Factors,” related to the purchase of the Shares and that in reaching the conclusion that you desire to purchase the Shares, you are not relying on information or representations from any source other than the Offering Statement. You acknowledge that we have made available to you the opportunity to obtain additional information to verify the accuracy of the information contained in the Offering Statement or to evaluate the merits and risks of this investment. You acknowledge that you had the opportunity to ask questions of the Board of Directors, officers or other personnel of the Company, and, to the extent you requested information, have received satisfactory answers concerning the terms and conditions of the Offering and the information in the Offering Statement.

3.	Full Understanding and Acceptance of Risk. You acknowledge that you have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of this investment and acknowledge such your full understanding that there can be no assurance that the Company will be able to successfully achieve the investment objectives stated in the Offering Statement. Further, you accept the risk of a complete loss of your total investment in the Company.

You agree that no statement or inducement was made to you contrary to the statements contained in the Offering Statement. In reaching the conclusion that you desire to acquire the Shares, you have carefully evaluated your financial resources and investment position, and the risk associated with this investment and acknowledge that you are able to bear the economic risks of this investment. You are aware that the purchase of the Shares is speculative and involves a high degree of risk, and that you are able to bear the tax and economic risks of the investment in the Shares and can afford the complete loss of your investment in the Company.

4.	No Distribution or Resale. You represent, warrant and agree that you are acquiring the Shares solely for your own account, for investment, and not with a view to the distribution or resale. You further represent that you have no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the Shares, or which would guarantee any profit, or insure against any loss, with respect to , and the Shares, and you have no plans to enter into any such agreement or arrangement.

5.	No Registration. You are aware of the fact that the Shares have not been registered, nor is registration contemplated, under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly, that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or unless, in an opinion of counsel satisfactory to the Company, a sale or transfer may be made without registration. You acknowledge that the transfer of the Shares may also be restricted in accordance with the terms of the Bylaws (the “Bylaws”) and the Certificate of Incorporation (the “Certificate of Incorporation”) of the Company. You agree that if any certificates evidencing Shares of Common Stock of the Company are issued to you, such certificates may bear a legend restricting their transfer and that a notation may be made in the records of the Company restricting the transfer of such Shares containing substantially the following language:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE SUBJECT TO A SUBSCRIPTION AGREEMENT. THEY MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER THE APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER THE APPLICABLE STATE SECURITIES LAWS. TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ALSO BE RESTRICTED IN ACCORDANCE WITH THE TERMS OF THE BYLAWS AND CERTIFICATE OF INCORPORATION OF THE COMPANY.

6.	No Oversight or Review. You understand that no federal or state securities commission has approved, disapproved, endorsed or recommended the Offering. No independent person has confirmed the accuracy or truthfulness of the Offering Statement, or whether it is complete. You understand that any representation to the contrary is illegal.

7.	Accredited Investor Status or Investment Limits. You represent that either:

a.	You qualify as an “Accredited Investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act; or

b.	The Subscription Amount does not exceed Ten Percent (10%) of the greater of your annual income or net worth (or, if you are a non-natural person, your annual revenue or net assets for your most recently completed fiscal year end).

You represent that to the extent you have any questions with respect to your status as an Accredited Investor, or the application of the investment limits, you have sought professional advice. You agree to provide to the Company any additional documentation the Company may reasonably request, including any documentation as may be required by the Company to form a reasonable basis that you are an Accredited Investor.

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8.	Investor Questionnaire.

a.	Investor Representative. You represent and warrant that if you are acting as agent, trustee, nominee, custodian, investment manager, administrator or otherwise (for such purpose, you are an “Investor Representative”) for or with respect to one or more persons (with respect to each such person, the “Beneficial Holder”), you understand, acknowledge and agree that the representations, warranties and covenants made herein are made by you both (i) with respect to the Beneficial Holder, and (ii) with respect to you. You represent and warrant that you have all requisite power and authority from the Beneficial Holder to execute and perform the obligations under this Subscription Agreement. You also agree to indemnify the Company from and against any and all costs, fees, expenses and losses (including legal fees and disbursements) incurred by the Company and resulting (directly or indirectly) from your misrepresentation or misstatement contained herein or the assertion of your lack of proper authorization from the Beneficial Holder to enter into this Subscription Agreement or perform the obligations hereof or related hereto. If you are acting as Investor Representative for a Beneficial Holder, you acknowledge that any reference to “Subscriber” or “you” herein shall be deemed, where applicable, to refer to both you and the Beneficial Holder. You have delivered the Offering Statement and this Subscription Agreement to such Beneficial Holder and you shall promptly deliver to such Beneficial Holder any supplements or amendments to such documents that are delivered to you or to which you have been provided access. If you are acting as Investor Representative with respect to one or more Beneficial Holder(s), you agree to provide any additional documents and information that the Company reasonably requests.

b.	Suitability and Sophistication. You represent and warrant that:

i.	You have such knowledge and experience in financial and business matters such that you are capable of evaluating the merits and risks associated with an investment in the Company and are able to bear such risks, and have obtained, in your judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Company. You have evaluated the risks of an investment in the Company, understand there are substantial risks of loss incidental to the purchase of an interest and have determined that an interest is a suitable and appropriate investment for you. You have carefully reviewed and understand the various risks and conflicts of interest.

Yes	or	No;

ii.	You have previously invested in membership units, stock, investment partnerships, venture capital or real estate funds or purchased non-marketable or restricted securities (i.e., those which were sold in reliance upon the private offering exemption under the Securities Act):

Yes	or	No;

iii.	You understand that this investment provides limited liquidity since the Shares are not freely transferable:

Yes	or	No.

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9.	Term of Offering / Escrow of Subscription. The Offering will terminate on the earlier of: (i) the date on which the entire Offering is subscribed, or (ii) [_____, 2025] (subject to the right of the Company to extend the Offering). You acknowledge that: (a) there is no minimum number of the Shares that must be sold in the Offering or prior to the acceptance by the Company of your subscription, (b) the offering is being made on a “best efforts” basis with no minimum purchase requirement, at a price to be fixed by post-qualification supplement, and the proceeds from each sale of such Shares will be deposited in an escrow account until the Company completes a closing and chooses to accept your subscription, following which time the Company will release your money from the escrow account to its own account and the Shares will be issued to you, (c) the Company is free to reject any subscription in whole or in part, and (d) if your subscription is rejected or there are no closings or if funds remain in the escrow account upon termination of this offering, the Company will return your money without interest or deduction.

10.	Irrevocable Subscription. You understand and agree that this subscription is irrevocable and that the representations and warranties made in this Subscription Agreement will survive the subscription’s being accepted.

11.	Indemnification. You acknowledge that the Company and its Board of Directors are relying on the representation, and agreements you are making in this Subscription Agreement as the basis, in part, for the determination that the offer and sale of the Shares are not subject to the registration requirements of the Securities Act or any applicable state securities laws. Accordingly, you agree to indemnify and hold the Company harmless from any and all liabilities, damages, losses, costs and expenses (including reasonable attorneys’ fees) which the Company may incur by reason of your failure to fulfill any of the terms, conditions and requirements of you under this Subscription Agreement, or by reason of your breach of any of your representations or warranties contained in it. This Subscription Agreement and the representations contained in it shall be binding upon your heirs, executors, administrators, successors and assigns. The agreements and representations made in this Subscription Agreement shall become effective and binding upon your heirs, legal representatives, successors and assigns upon the Company’s written acceptance of this Subscription Agreement in the space provided below.

12.	Non-Natural Persons. If you are an entity, you (i) are duly organized, validly existing and in good standing under the laws of your jurisdiction of organization, (ii) have all requisite power and authority to execute and deliver and perform your obligations under this Subscription Agreement, and (iii) were not formed for the purpose of investing in the Shares. The execution, delivery and performance of this Subscription Agreement have been duly authorized by all necessary action on your part of and no other proceeding on your part is necessary to authorize the execution and delivery of this Subscription Agreement and the consummation by you of the transactions contemplated herein.

13.	Forward-Looking Information. The Subscriber understands that information concerning the Company or its business in the Offering Statement may contain forward-looking information. The Subscriber represents that the Subscriber has viewed any forward-looking information with a critical frame of mind and if appropriate, the Subscriber has discussed the information with the officers and other personnel of the Company in order to form a better judgment regarding the information. The Subscriber acknowledges and understands that any information provided about the Company’s future plans and prospects is uncertain and subject to all of the uncertainties inherent in future predictions. The Subscriber is not relying on any of the Company’s financial projections or forward-looking statements in making an investment decision to purchase the Shares.

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14.	Value of Shares. The Subscriber understands that the Company makes no assurances whatsoever concerning the present or prospective value of the Shares, the price of which has been arbitrarily determined.

15.	Residency. The Subscriber is a resident of the state and country set forth on the signature page hereto.

16.	Not Subject to Backup Withholding. The Subscriber certifies, under penalty of perjury, that the Subscriber is not subject to the backup withholding provisions of the Internal Revenue Code (the “Code”). (Note: The Subscriber is subject to backup withholding if: (i) the Subscriber fails to furnish its Social Security Number or Taxpayer Identification Number herein; (ii) the Internal Revenue Service notifies the Company that the Subscriber furnished an incorrect Social Security Number or Taxpayer Identification Number; (iii) the Subscriber is notified that it is subject to backup withholding; or (iv) the Subscriber fails to certify that it is not subject to backup withholding or the Subscriber fails to certify the Subscriber’s Social Security Number or Taxpayer Identification Number.)

17.	Legal Representation. The Subscriber understands that: (i) the Company has engaged legal counsel to provide assistance to the Company in connection with the offer and sale of the Shares; (ii) legal counsel engaged by the Company does not represent the Subscriber or the Subscriber’s interests; (iii) this legal counsel did not prepare the Company’s disclosure documents and has conducted only nominal due diligence in connection with the offering of the Shares and the Company; and (iv) the Subscriber is not relying on legal counsel engaged by the Company. The Subscriber has had the opportunity to engage, and obtain advice from, the Subscriber’s own legal counsel with respect to the investment contemplated herein.

18.	Stop Transfer Order. The Subscriber agrees that the Company may place a stop transfer order with its registrar and transfer agent (if any) covering the Shares.

19.	No Public Information. The Subscriber understands and acknowledges that the Company currently does not file periodic reports with the Commission pursuant to the requirements of Sections 13 or 15(d) of the Exchange Act, and may not be obligated to file such reports at any time in the future.

20.	Relationship to Brokerage Firms. (Please answer the following questions by initialing or checking the appropriate response, or if answer to each is no, circle “NO” here):

____ YES ____ NO	Is the Subscriber a director, officer, partner, branch manager, registered representative, employee, stockholder of, or similarly related to or employed by, a brokerage firm?

____ YES ____ NO	Is the Subscriber’s spouse, father, mother, father-in-law, mother-in-law, or any of the Subscriber’s brothers, sisters, brothers-in-laws, sisters-in-law or children, or any relative which the Subscriber supports, a director, officer, partner, branch manager, registered representative, employee, stockholder of, or similarly related to or engage by, a brokerage firm?

____ YES ____ NO	Does the Subscriber own voting securities of any brokerage firm?

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(If the Subscriber answered YES to any of the foregoing questions, please contact the Company to provide additional information before the subscription can be considered.)

21.	Counterparts. This Subscription Agreement may be executed by the Company and by the Subscriber in separate counterparts, each of which will be deemed an original.

22.	Acceptance. This Subscription Agreement is not binding on the Company until accepted in writing by an authorized officer of the Company.

23.	Anti-Money Laundering Representations. The Subscriber hereby represents, warrants and certifies to the Company and hereby agrees, as follows:

The Subscriber should check the website of the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) at http://ofac.treasury.gov/ (the “OFAC Website”) before making the following representations and agreements.

a.	The Subscriber acknowledges that the Company prohibits investments in the Company by or on behalf of the following persons or entities (each, a “Prohibited Investor”) and represents that none of it, any person controlling or controlled by it, or any of its beneficial owners, is a Prohibited Investor:

i.	A country, territory, individual or entity whose name appears on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC, which is available through the OFAC Website;

ii.	An individual who resides in or is a citizen of, or an entity that maintains a place of business in, or any person whose funds are transferred from or through a country subject to any sanctions program administered by OFAC, a list of which is available through the OFAC Website; and

iii.	A “Foreign Shell Bank” as defined in the U.S. Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, as amended, which generally means a non-U.S. bank that does not conduct banking operations at a physical location.

b.	The investment was not, is not and will not directly or indirectly be derived from, or related to, any activities that contravene or may contravene applicable laws and regulations, including applicable anti-money laundering laws and regulations. No consideration that the Subscriber has contributed or will contribute to the Company shall cause the Company or any entity that maintains a bank account for the Company to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001.

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c.	The Subscriber shall promptly on demand provide any information and execute and deliver any documents as the Company or any of its respective affiliates or agents may request to verify the identity and source of funds of the Subscriber in accordance with applicable legal and regulatory requirements relating to anti-money laundering including, without limitation, the Subscriber’s anti-money laundering policies and procedures, background documentation relating to the Subscriber’s directors, trustees, settlors, beneficial owners and/or control persons, and audited financial statements, if any.

d.	None of the Subscriber, any of its affiliates, or any of their beneficial owners is a person or entity listed in Executive Order 13224 Blocking Terrorist Property And Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism or the Annex thereto (the “Annex”), as published at http://treas.gov/offices/enforcement/ofac/programs/ on the date hereof, and as updated from time to time by OFAC. Furthermore, neither the Subscriber nor any of its affiliates is an agent or intermediary for any entity or person listed in the Annex. The Subscriber will also take reasonable steps to ensure that its affiliates and any parties for which it is acting as an agent or intermediary are not listed in the Annex.

e.	The Subscriber acknowledges that United States federal regulations and executive orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals identified on the OFAC Website.[1] In addition, the programs administered by OFAC (“OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists. The Subscriber represents and warrants that, to the best of its knowledge and belief, none of (i) the Subscriber; (ii) any person controlling or controlled by the Subscriber; (iii) if the Subscriber is a privately held entity, any person having beneficial ownership of the Subscriber; or (iv) any person for whom the Subscriber is acting as agent or nominee in connection with this subscription (collectively, the “Investor Parties”) is a country, territory, individual or entity named on an OFAC list, and none of the Investor Parties is a person or entity prohibited under the OFAC Programs.

f.	None of the Investor Parties is (A) a senior foreign political figure[2] or an immediate family member[3] or close associate[4] of a senior foreign political figure, (B) a politically exposed person[5] (as such term is defined in the rules of the Financial Action Task Force on Money Laundering) or (C) a person or entity resident in or whose investment or other payments are transferred from or through an account in any foreign country or territory that has been designated as noncooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization ceases to concur.

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether or not elected), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

5 “Politically Exposed Person” means individuals who are or have been entrusted with prominent public functions in a foreign country, including heads of state or of government, senior politicians, senior government, judicial or military officials, senior executives of state owned corporations, important political party officials, and family members or close associates of any of the foregoing.

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g.	If the Subscriber is a non-U.S. banking institution (a “Non-U.S. Bank”), or if the Subscriber receives deposits from, makes payments on behalf of or handles other financial transactions related to a Non-U.S. Bank:

i.	the Non-U.S. Bank has a fixed address, other than solely an electronic address, in a country in which the Non-U.S. Bank is authorized to conduct banking activities;

ii.	the Non-U.S. Bank employs one or more individuals on a full-time basis;

iii.	the Non-U.S. Bank maintains operating records related to its banking activities;

iv.	the Non-U.S. Bank is subject to inspection by the banking authority that licensed the Non-U.S. Bank to conduct banking activities; and

v.	the Non-U.S. Bank does not provide banking services to any other Non-U.S. Bank that does not have a physical presence in any country and that is not a regulated affiliate.

h.	The Subscriber acknowledges and agrees that, notwithstanding anything to the contrary contained in the Bylaws, the Certificate of Incorporation, any side letter or any other agreement, to the extent required by any anti-money laundering law or regulation or by OFAC or otherwise, the Company may prohibit additional investments, restrict dividends or take any other reasonably necessary or advisable action with respect to the Subscriber or its interest, and the Subscriber shall have no claim, and shall not pursue any claim, against the Company, its agents or any other person in connection therewith. The Company or its agents may disclose the Subscriber’s identity to OFAC or other governmental or regulatory authorities.

i.	The Subscriber understands and agrees that any distribution or other payment made by the Company will be paid to the same account from which the Subscriber’s investment was originally remitted, unless the Company, in its sole discretion, agrees otherwise.

j.	The Subscriber understands and agrees that the Company will only accept wire transfers from, or pay any distribution proceeds or other amounts to, an account maintained in the name of the Subscriber at a banking institution that is located in the United States or another country that is a member of the Financial Action Task Force on Anti-Money Laundering.

k.	If the Subscriber is a private entity, it has conducted reasonable and appropriate due diligence with respect to all persons having beneficial ownership of the Subscriber in order to: (i) identify all persons having beneficial ownership of the Subscriber and (ii) verify the identity of all persons having beneficial ownership of the Subscriber. The Subscriber agrees that it will retain evidence of any such due diligence, persons having beneficial ownership interests of the Subscriber and source of funds.

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24.	Miscellaneous.

a.	This Subscription Agreement is not assignable. It is and shall inure to the benefit of the parties, their successors and, subject to the above limitation, their assigns, and shall not be enforceable by any third party.

b.	This Subscription Agreement shall be governed and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal or state courts located in the State of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

c.	This Subscription Agreement contains all oral and written agreements, representations and arrangements between the parties with respect to its subject matter, and no representations or warranties are made or implied, except as specifically set out in it. No modification, waiver or amendment of any of the provisions of this Subscription Agreement shall be effective unless in writing and signed by both parties to it.

d.	No waiver of any breach of any terms of this Subscription Agreement shall be effective unless made in writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall be construed as a waiver of any subsequent breach of that term or of any other term of the same or different nature.

e.	If any provision or portion of this Subscription Agreement or the application of it to any person or party or circumstances is found to be invalid or unenforceable under applicable law, the remainder of it will remain in effect.

f.	Each of the parties to this Subscription Agreement will cooperate and take such actions, and execute such other documents, at the execution of it or subsequently, as may be reasonably requested by the other in order to carry out its provisions and purposes.

[Remainder of page intentionally left blank.]

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FULLPAC, INC.

SUBSCRIPTION AGREEMENT INVESTOR INFORMATION PAGE

Investor Name(s): __________________________________

Individual Investors

Date of Birth: ______________________________________	Nationality: ________________________________

Place of Birth: _____________________________________	Occupation: ________________________________

Residential Address: ____________________________________________________________________________

Social Security Number: __________________________________________________________________________

Entity Investors

Address of Investor for Fund Records:

Registered Office Address of Investor:

U.S. Tax Identification Number:

Approximate number of beneficial or equity owners:

Type of Legal Entity:

Date of Formation:

Jurisdiction of Formation:

Name and Title of Authorized Person Completing the Questionnaire:

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Primary Contact:			Cell phone:
Fax:
Address:			E-mail:

City:	State:	Zip:

Mailing Address (if different from street address)

Address:

City:	State:	Zip:

Copies of all correspondence should also be sent to the following person:
Cell phone:
Name:			Fax:
Address:			E-mail:

City:	State:	Zip:

Investor Type:

☐	Individual	☐	Individual Retirement Plan	☐	Estate

☐	Limited Liability Company	☐	Partnership	☐	Foundation

☐	Trust	☐	Corporation	☐	Endowment

☐	Community Property	☐	Charitable Remainder Trust	☐	Other

☐	Tenants in Common	☐	Specify:

☐	Joint Tenants (with rights of survivorship)

☐	If “Joint Tenants,” are the parties that comprise the joint tenancy married to one another?

☐ Yes ☐ No

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FullPAC, Inc.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The Subscriber hereby: (1) tenders the Subscription Amount and subscribes for the number of Shares indicated above and (2) acknowledges that the Company may issue fewer than the number of Shares you subscribed for in its sole discretion.

INDIVIDUALS

Signature	Spouse Signature

Date:	Date:

Print Name:	Print Name:

ENTITIES

Signature	Signature

Print Name of Trustee or Other Fiduciary	Print Name of Co-Trustee or Other Fiduciary

Title (if applicable)	Title (if applicable)

Date	Date

Signature of Grantor

Print Name of Grantor

Date

Signature Page to Subscription Agreement

FOR INTERNAL USE ONLY

ACCEPTANCE PAGE

TO

SUBSCRIPTION AGREEMENT

The Company acknowledges receipt of, and accepts, the Subscription Agreement and payment of the Subscription Amount.

FullPAC, Inc.

By:

Name:

Title:

Dated: